FORM 8 - K
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8 - K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 	November 7, 1994

			                       Astec Industries, Inc.
           (Exact name of registrant as specified in its charter)

Tennessee	                   	     		0-14714	              			62-0873631
(State or other jurisdiction			   (Commission             		(IRS Employer
 of incorporation)         	  	   File Number)	          Identification No.)

4101 Jerome Avenue, Chattanooga, Tennessee	                   			37407
(Address of principal executive offices)			                  		(Zip Code)


Registrant's telephone number, including area code     (615) 867-4210

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ITEM 2.		ACQUISITION OR DISPOSITION OF ASSETS

	On November 7, 1994, Astec Industries, Inc. (Astec) acquired the remaining 50% ownership interest in Wibau-Astec Maschinenfabrik GmbH of Grandau,
 Germany (Wibau-Astec) from Putzmeister-Werk Maschinenfabrik GmbH of
 Stuttgart, Germany (Putzmeister) in a stock purchase transaction. As a result of the transaction, Astec now owns 100% of the outstanding stock of Wibau-Astec. Astec had previously acquired a 50% ownership interest in Wibau-Astec from Putzmeister in July, 1993. Astec paid cash of approximately $67,000 or 100,000 DM (Deutche Marks) for the remaining 50% of the Wibau-Astec stock and guaranteed Wibau-Astec debt of approximately $3,500,000 or 5,800,000 DM.

	The assets of the Wibau-Astec business consist primarily of inventories, receivables,manufacturing machinery and equipment, computer equipment and software and office equipment used in manufacturing asphalt plants, their components and parts. The registrant intends to use the Wibau-Astec assets to produce mainly replacement parts.

	The purchase price was determined as a result of arm's-length negotiations between Astec and Putzmeister. Astec used working capital to effect this acquisition.

	J. Don Brock, Chairman of the Board and President of Astec, was serving as a member of the  shareholders committee of Wibau-Astec at the time of the transaction.


ITEM 7.		FINANCIAL STATEMENTS AND EXHIBITS

(a)		Financial statements of business acquired:
   		No financial statements are available at this time. The required financial statements will be filed under cover of Form 8 within the 60 day period required by Form 8-K.

(b)		Pro forma financial information:
   		No pro forma financial information is available at this time. The required pro forma financial information will be filed under cover of
     Form 8 within the 60 day	period required by Form 8-K.

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	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       							Astec Industries, Inc.

   Date 	12-06-94
			                                            		/S/	J. Don Brock
                            						       Chairman of the Board and President